Exhibit 10.7.9

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

AMENDMENT #9 TO CARRIER SERVICE AGREEMENT

ESCHELON TELECOM, INC.

July 1, 2005

                This is Amendment #9 to the Carrier Service Agreement, as amended by Amendments Nos. 1 through 8 and all currently effective concurrence memoranda and notices (“Agreement”) between Global Crossing Bandwidth, Inc. (“Global Crossing”) and Eschelon Telecom, Inc. (“Eschelon”), dated as of July 1, 2005.

                1.             Except as otherwise provided, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

                2              Section 2 of the Agreement is hereby amended by deleting existing Section 2 and substituting the following in its entirety:

2.                                       Preferred Provider

Eschelon agrees that Global Crossing shall, from the Effective Date until the Agreement is terminated, be Eschelon’s preferred global carrier for all of its, and its Affiliates’, existing and future internet transit and long haul data private line needs, provided that Global Crossing’s services are of equivalent or higher quality and are not materially higher priced than comparable services offered by other providers, and further provided that there is adequate redundancy in Global Crossing’s or Eschelon’s network as shall be reasonably determined by the parties.  “Materially higher priced” shall mean any price that that exceeds the pricing of Eschelon’s alternative provider by ten percent (10%) or more.  This Section shall not apply to any entity Eschelon acquires subsequent to the Effective Date nor shall it apply to any acquirer of all or substantially all of Eschelon’s assets.  To the extent that any of the services can be provided by Eschelon itself, such services shall not be covered by this provision.

                3.             Section 3.1 of the Agreement is hereby amended by deleting existing Section 3.1 and substituting the following in its entirety:

3.1.                              RESTATED INITIAL TERM.             The Restated Initial Term of this Agreement shall commence on July 1, 2005 (“Effective Date”) and the Agreement shall then continue in effect for a period of one (1) year from the Effective Date (“Restated Initial Term”).  Except as such may be modified or terminated as set forth herein or in the Settlement Agreement, dated June 21, 2005, between Eschelon, on the one hand, and Global Crossing and Global Crossing Telecommunications, Inc. (as defined in the Settlement Agreement), on the other hand, the Parties’ rights and obligations as they existed on the Effective Date shall remain in full force and effect.

                4.             Section 3.2 of the Agreement is hereby modified by inserting immediately prior to the phrase “Initial Term” in line 2 thereof the word “Restated.”

                5.             Section 4.9 of the Agreement is hereby deleted in its entirety.

                6.             Section 4.10 of the Agreement is hereby deleted in its entirety.

                7.             Section 4.11 of the Agreement is hereby amended by deleting existing Section 4.11(b) and substituting the following in its entirety:

4.11(a)             Global Crossing may revise the rates, monthly recurring and other charges in this Agreement and Exhibits at any time on written notice to Eschelon.  Except as provided for in paragraph 4.11(b) hereof or unless a later effective date is specified in the notice, revisions to rates applicable to domestic or offshore services and revisions to monthly recurring or other charges are effective upon * * * written notice to Eschelon.  Revisions to rates applicable to international services are effective upon * * * written notice to Eschelon.

4.11(b)            The rates set forth for Presubscribed Interexchange Carrier Charges (“PICCs”) in Exhibit B to this Agreement, as amended by this Amendment #9 and the aggregate monthly PICC billing to Eschelon, are * * *.

                8.             Section 4.12 is hereby deleted in its entirety.

                9.             Section 4.13 is hereby amended by adding at the beginning of the third sentence of Section 4.13 the following phrase:  “Except with respect to Minnesota intrastate rates,”.

                10.           Section 6.2 of the Agreement is hereby deleted in its entirety.

                11.           Section 6.6E of the Agreement is hereby deleted in its entirety.

                12.           Section 6.8 of the Agreement is hereby deleted in its entirety.

                13.           Section 6.10 of the Agreement is hereby deleted in its entirety.

                14.           Exhibit B, page 2 of 2, is hereby amended by deleting the Table entitled “Presubscribed Interexchange Carrier Charges (PICC Charges):” and substituting in its entirety the following Table:

                Presubscribed Interexchange Carrier Charges:

Line Type	Charge
Residence Primary, per Line or Trunk	$0.00
Residence Non-Primary, per Line or Trunk	$0.00
Single Line Business Subscriber, per individual line or trunk	$0.00
Multi-Line Business Subscriber, per individual line or trunk	$2.78
ISDN BRI Subscriber, Per facility	$0.00
ISDN PRI, T-1, Per Facility	$0.00
ISDN BRI Residential	$0.00
Centrex Subscriber, per individual station line	$2.78

                15.           Exhibit G(a), as modified by any currently effective amendment, concurrence memorandum or notice, is hereby amended by substituting for the existing Tier A-Tier A intrastate Minnesota rate the rate of $* * *.  An amended Exhibit G(a) is annexed hereto.

                16.           Exhibit H(a), as modified by any currently effective amendment, concurrence memorandum or notice, is hereby amended by substituting for the existing Tier A-Tier A intrastate Minnesota rate the rate of $* * *.  An amended Exhibit H(a) is annexed hereto.

                17.           Except as otherwise provided for herein, the rates for Services provided by Global Crossing to Eschelon on June 30, 2005 shall remain in full force and effect.

                18.           The balance of this Agreement and any effective amendments, addenda, notices or concurrence memoranda thereto not modified by this Amendment #9 shall remain in full force and effect.

                19.           This Amendment #9 is effective on the Effective Date.

Global Crossing Bandwidth, Inc.		Eschelon Telecom, Inc.

By:	/s/John R. Mulhearn, Jr.	By:	/s/Richard A. Smith
	John R. Mulhearn, Jr.		Richard A. Smith
	Senior Vice President — Global Access Management		Chief Executive Officer

Dated as of July 1, 2005